Exhibit 10.4

[Ladenburg Thalmann Logo]

             March 19, 2001

Charles F. Willes
Chief Financial Officer
Illinois Superconductor Corporation
451 Kingston Court
Mt. Prospect, IL 60056

Dear Mr. Willes:

This letter will serve as the agreement of Ladenburg Thalmann & Co. Inc. (“LTCO”) to waive its right to receive one-half of the warrants which LTCO would otherwise be entitled to receive from Illinois Superconductor Corporation (the “Company”) pursuant to Section 2(a)(1) of that certain engagement agreement between us dated December 12, 2000 in connection with, and only in connection with, warrants which LTCO will otherwise become entitled to receive pursuant to draw downs from the equity draw down facility expected to be entered into between the Company and Paul Revere Capital Partners Ltd. All other terms and conditions of our agreement dated December 12, 2000 shall remain in full force and effect.

Very truly yours,

LADENBURG THALMANN & CO. INC

By: /s/ Joseph A. Smith
Joseph A. Smith Managing Director